4Q23 Shareholder Letter

To Our AppLovin Shareholders: As we reflect back on 2023, we’re very proud of the progress and performance across our business. 2022 was a challenging year for the industry but we believed that our culture of adaptability would help us overcome those challenges. In 2023 we released our advanced AXON 2.0 technology, optimized our gaming studios, and invested in new initiatives to drive future market expansion and long-term growth. In 4Q23 there were several key factors driving the growth of our customers and partners including a strong holiday season, year-over-year growth in the mobile app advertising market, our MAX bidding enhancements and the market shift to real-time bidding. The combination of these factors is helping the market improve advertising efficiency, which we believe will lead to continued compounding growth for our partners. In the fourth quarter, we generated revenue of $953 million (+36% yr/yr), net income of $172 million at a net margin of 18%, and Adjusted EBITDA of $476 million (+83% yr/yr) at an Adjusted EBITDA margin of 50%. Net cash from operating activities was $344 million, with free cash flow of $340 million. At the end of 4Q23, we had approximately 340 million shares outstanding. Total revenue for 2023 was $3.3 billion (+17% yr/yr), with net income of $357 million at a net margin of 11%, and Adjusted EBITDA of $1.5 billion (+41% yr/yr) at an Adjusted EBITDA margin of 46%. In 2023 net cash from operating activities was $1.1 billion (+157% yr/yr) with free cash flow of $1.0 billion (+167% yr/yr). At the end of 2023 we had $502 million of cash and cash equivalents. Our team’s focus on execution and innovation in 2023 exceeded our expectations, driving double-digit revenue growth in our Software Platform business every quarter this year. Software Platform revenue grew to a record $1.8 billion (+76% yr/yr) in 2023, generating Adjusted EBITDA of $1.3 billion (+58% yr/yr) at an Adjusted EBITDA margin of 69%. We remain focused on delivering long-term shareholder value through a combination of share management and free cash flow generation. During 2023, we repurchased and withheld a total of 54.3 million shares of our Class A common stock, which, net of share issuances during the year, reduced our total shares outstanding by nearly 10%. We continue to remain committed to further share management through an increase to our share repurchase program of $1.25 billion. Looking ahead to the first quarter of 2024, we anticipate further stability and growth. Our 1Q 2024 outlook is as follows: Financial Guidance Summary1 1Q24 Total Revenue $955 to $975 million Adjusted EBITDA $475 to $495 million Adjusted EBITDA Margin 50% - 51% AppLovin Corporation / 4Q23 Shareholder Letter 2 1 We have not provided the forward-looking GAAP equivalents for forward-looking non-GAAP metrics, specifically Adjusted EBITDA and Adjusted EBITDA margin, or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this letter.

2023
Financial Overview

ALL COMPARISONS ARE TO 2022 UNLESS OTHERWISE NOTED.

Revenue was $3.3 billion, an increase of 17%.

Software Platform revenue grew 76% to $1.8 billion. Segment Adjusted EBITDA increased 58% to $1.3 billion, a 69% margin.

Apps revenue declined 18% to $1.4 billion. Segment Adjusted EBITDA declined 11% to $227 million, a 16% margin.

Net Income was $357 million, a net margin of 11% compared to a net loss of $193 million and a net margin of -7%.

Adjusted EBITDA increased 41% to $1.5 billion, an Adjusted EBITDA margin of 46%.

Cash Flow: We generated $1.1 billion of net cash from operating activities and $1.0 billion of Free Cash Flow.



Revenue
($ millions)
Publisher bonuses
$994
$1,451
$2,793
$210
$2,817
$3,283
2019
2020
2021
2022
2023



Net Income (Loss), Adjusted EBITDA
($ millions)
Net Income (Loss)
Adjusted EBITDA
$119
$301
$(126)
$345
$35
$727
$(193)
$1,063
$357
$1,503
2019
2020
2021
2022
2023
Excluding Publisher bonuses
30%
12%
24%
-9%
26%
1%
38%
35%
-7%
46%
11%
2019
2020
2021
2022
2023



Software Platform Revenue
($ millions)
Publisher bonuses
$198
$207
$674
$210
$1,049
$1,842
2019
2020
2021
2022
2023
Software Platform Adjusted EBITDA
Excluding Publisher bonuses
69%
58%
68%
77%
69%
69%
136
121
457
808
1,275
2019
2020
2021
2022
2023



Cash Flow and Shares Outstanding
($ and shares in millions)
Free Cash Flow
Cash Flow from Operations
Shares Outstanding
220
226
375
374
340
$189
$198
$210
$223
$345
$362
$388
$413
$1,037
$1,062
2019
2020
2021
2022
2023

Note: Totals may not sum due to rounding

[1] Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow are non-GAAP measures. Please see "Non-GAAP Financial Measures" and the reconciliation from GAAP to non-GAAP measures in the Appendix.

4Q23

Financial Overview

ALL COMPARISONS ARE TO 4Q22 UNLESS OTHERWISE NOTED.

Revenue was $953 million, an increase of 36%. Software Platform revenue increased to 60% of total revenue compared to 44%.

Software Platform revenue grew 88% to $576 million. Segment Adjusted EBITDA increased 126% to $420 million, a 73% margin.

Apps revenue decreased 5% to $377 million. Segment Adjusted EBITDA decreased 24% to $56 million, a 15% margin.

Net Income was $172 million, a net margin of 18% compared to a net loss of $80 million and a net margin of -11%.

Adjusted EBITDA increased 83% to $476 million, an Adjusted EBITDA margin of 50%.

Cash Flow: We generated $344 million of net cash from operating activities and $340 million of Free Cash Flow.



Revenue
($ millions)
$702
$715
$750
$864
$953
4Q22
1Q23
2Q23
3Q23
4Q23



Software Platform Revenue
($ millions)
$306
$355
$406
$504
$576
4Q22
1Q23
2Q23
3Q23
4Q23



Software Platform
Adjusted EBITDA
$186
$219
$273
$364
$420
61%
62%
67%
72%
73%
4Q22
1Q23
2Q23
3Q23
4Q23



Net Income (Loss),
Adjusted EBITDA
($ millions)
Net Income (Loss)
Adjusted EBITDA
$260
$274
$334
$419
$476
$(80)
$(5)
$80
$109
$172
4Q22
1Q23
2Q23
3Q23
4Q23
As % Revenue
37%
38%
44%
49%
50%
-11%
-1%
11%
13%
18%
4Q22
1Q23
2Q23
3Q23
4Q23



Apps Revenue
($ millions)
In-App Advertising
In-App Purchases
$396
$264
$132
4Q22
$377
$257
$120
4Q23

Note: Totals may not sum due to rounding

[1] Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow are non-GAAP measures. Please see "Non-GAAP Financial Measures" and the reconciliation from GAAP to non-GAAP measures in the Appendix.

Software Platform Update

Our Software Platform segment revenue and Adjusted EBITDA grew consecutively every quarter in 2023, driven by our team's commitment to improving the performance of our technology. Over the past five years our annual Software Platform revenue has grown over 9x while maintaining an approximate 70% Adjusted EBITDA margin during that period. In 2023, our Software Platform revenue was $1.8 billion (+76% yr/yr) while Adjusted EBITDA increased to $1.3 billion (+58% yr/yr), an Adjusted EBITDA margin of 69%.

In the fourth quarter, we achieved another record quarter with Software Platform revenue of $576 million, growing 88% year-over-year and 14% from the third quarter. The growth was driven by the continued performance of AppDiscovery, as the AXON engine continues to learn and scale. During the quarter, we saw advertisers spend more as a result of improved performance from our AI-enhanced advertising engine. Software Platform Adjusted EBITDA grew 126% year-over-year to $420 million at an Adjusted EBITDA margin of 73%. We remain excited and committed to growing the advertising ecosystem as we work towards expanding our Software Platform reach in 2024.


Software Platform Revenue
($ millions)
$306
$355
$406
$504
$576
4Q22
1Q23
2Q23
3Q23
4Q23


Software Platform Adjusted EBITDA
($ millions, as % revenue)
$186
61%
$219
62%
$273
67%
$364
72%
$420
73%
4Q22
1Q23
2Q23
3Q23
4Q23

The following table provides the year-over-year change of net revenue per installation and installations for the past twelve quarters:

	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23
Net Revenue per Installation	0 %	57 %	161 %	115 %	113 %	58 %	33 %	26 %	48 %	38 %	40 %	20 %
Installations	74 %	91 %	74 %	33 %	45 %	47 %	19 %	(3)%	(14)%	(8)%	29 %	66 %

AppLovin Corporation / 4Q23 Shareholder Letter
5

Apps Update

Our Apps segment revenue declined in 2023 to $1.4 billion (-18% yr/yr) as a result of our strategic optimization efforts that began in 2022, which reduced our studio footprint and user acquisition spend, driving improved focus and Adjusted EBITDA margin. Our Apps Adjusted EBITDA was $227 million, (-11% yr/yr) representing a 16% Adjusted EBITDA margin.

In the fourth quarter, our Apps segment revenue grew 5% from the third quarter to $377 million as a result of increased investment in user acquisition marketing spend. Fourth quarter Apps Adjusted EBITDA was $56 million with Adjusted EBITDA margin of 15%.


Apps Revenue
($ millions)
$396
$361
$344
$360
$377
4Q22
1Q23
2Q23
3Q23
4Q23


Apps Adjusted EBITDA
($ millions, as % revenue)
$74
19%
$55
15%
$61
18%
$55
15%
$56
15%
4Q22
1Q23
2Q23
3Q23
4Q23

AppLovin Corporation / 4Q23 Shareholder Letter 6

Conclusion 2023 has been another phenomenal year of growth for AppLovin. Looking towards 2024, we see additional opportunities to improve our technology, broaden our customer base and expand into new content industries through our Connected-TV (Wurl) and OEM & Carrier (Array) initiatives. We remain steadfast in our commitment to delivering innovation and long-term value for our customers and shareholders as we grow. Regards, Adam Foroughi, CEO Matt Stumpf, CFO AppLovin Corporation / 4Q23 Shareholder Letter 7

Appendix This shareholder letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “going to,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this letter to shareholders include, but are not limited to, statements regarding our future financial performance, including our expected financial results and guidance, and growth prospects; our expectations regarding improvements to our technology and its reach; our expectations regarding the benefits of our Software Platform to and the growth of our advertising partners; our expectations regarding the expansion of our customer base and the growth of advertising spending and the mobile app ecosystem; our expectations regarding share repurchases; and our expectations regarding our future strategy and expansion in Connected-TV and OEM & Carrier. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, which could cause actual results to differ materially from those projected. These risks include our inability to forecast our business due to our limited operating history, the macroeconomic environment, fluctuations in our results of operations, our ability to execute on our operational and financial priorities, our ability to scale our Software Platform to support new users, the competitive advertising and mobile app ecosystems, and our inability to adapt to emerging technologies and business models. The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those more fully described in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023. Additional information will also be set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The forward-looking statements in this letter are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. AppLovin Corporation / 4Q23 Shareholder Letter 8

Non-GAAP Financial Metrics To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this shareholder letter includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP measure can be found below. We define Adjusted EBITDA for a particular period as net income (loss) before interest expense and loss on settlement of debt, interest income and other, net (excluding certain recurring items), provision for (benefit from) income taxes, amortization, depreciation and write-offs and as further adjusted for non-operating foreign exchange (gains) losses, stock-based compensation expense, acquisition-related expense and transaction bonuses, publisher bonuses, MoPub acquisition transition services, restructuring costs, impairment and loss in connection with sale of long-lived assets, loss (gain) on extinguishments of acquisition-related contingent consideration, lease modification and abandonment of leasehold improvements, and change in the fair value of contingent consideration. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue for the same period. We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and principal payments on finance leases. We subtract both purchases of property and equipment and payment of finance leases in our calculation of Free Cash Flow because we believe these items represent our ongoing requirements for property and equipment to support our business, regardless of whether we utilize a finance lease to obtain such property or equipment. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and operating performance, as they are similar to measures reported by our public competitors and are regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted EBITDA margin are key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. We believe Adjusted EBITDA and Adjusted EBITDA margin are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. We use Adjusted EBITDA and Adjusted EBITDA margin in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We use Free Cash Flow in addition to GAAP measures to help manage our business and prepare budgets and annual planning, and we believe Free Cash Flow provides useful supplemental information to help investors understand underlying trends in our business and our liquidity. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP. AppLovin Corporation / 4Q23 Shareholder Letter 9

Key Metrics

We review the following key metrics on a regular basis to evaluate the health of our business, identify trends affecting our performance, prepare financial projections, and make strategic decisions.

Quarterly Key Metrics

Monthly Active Payers (MAPs). We define a MAP as a unique mobile device active on one of our apps in a month that completed at least one In-App Purchases (IAP) during that time period. A consumer who makes IAPs within two separate apps on the same mobile device in a monthly period will be counted as two MAPs. MAPs for a particular time period longer than one month are the average MAPs for each month during that period. We estimate the number of MAPs by aggregating certain data from third-party attribution partners. Some of our apps do not utilize such third-party attribution partners, and therefore, our MAPs figure for any period does not capture every user that completed an IAP on our apps. We estimate that our counted MAPs generated approximately 100% of our IAP revenue during the three months ending December 31, 2023, and as such, management believes that MAPs are still a useful metric to measure the engagement and monetization potential of our games.

Average Revenue Per Monthly Active Payer (ARPMAP). We define ARPMAP as (i) the total IAP Revenue derived from our Apps in a monthly period, divided by (ii) MAPs in that same period. ARPMAP for a particular time period longer than one month is the average ARPMAP for each month during that period. ARPMAP shows how efficiently we are monetizing each MAP.

	4Q 2023	4Q 2022
Monthly Active Payers (millions)	1.8	1.9
Average Revenue per Monthly Active Payer (ARPMAP)	$47	$46

Our key metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, our key metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate MAPs and ARPMAP are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage and engagement. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.

AppLovin Corporation / 4Q23 Shareholder Letter 10

AppLovin Corporation

Consolidated Balance Sheets

(in thousands, except for share and per share data)
(unaudited)

	December 31, 2023	December 31, 2022
Assets		
Current assets:		
Cash and cash equivalents	$ 502,152	$ 1,080,484
Accounts receivable, net	953,810	702,814
Prepaid expenses and other current assets	160,201	155,785
Total current assets	1,616,163	1,939,083
Property and equipment, net	173,331	78,543
Operating lease right-of-use assets	48,210	60,379
Goodwill	1,842,850	1,823,755
Intangible assets, net	1,292,635	1,677,660
Other assets	385,998	268,426
Total assets	$ 5,359,187	$ 5,847,846
Liabilities and stockholders' equity		
Current liabilities:		
Accounts payable	$ 371,702	$ 273,196
Accrued and other current liabilities	252,202	147,801
Licensed asset obligation	13,054	15,254
Short-term debt	215,000	33,310
Deferred revenue	78,559	64,018
Operating lease liabilities	13,605	14,334
Deferred acquisition costs, current	—	31,045
Total current liabilities	944,122	578,958
Long-term debt	2,905,906	3,178,412
Operating lease liabilities, non-current	42,905	54,153
Licensed asset obligation, non-current	—	26,970
Other non-current liabilities	209,925	106,676
Total liabilities	4,102,858	3,945,169
Stockholders' equity:		
Preferred stock, $0.00003 par value—100,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and 2022	—	—
Class A, Class B and Class F common stock, $0.00003 par value—1,700,000,000 (Class A 1,500,000,000, Class B 200,000,000, Class F nil) and 1,700,000,000 (Class A 1,500,000,000, Class B 200,000,000, Class F nil) shares authorized, 339,886,712 (Class A 268,774,090, Class B 71,112,622, Class F nil) and 373,873,683 (Class A 302,711,061, Class B 71,162,622, Class F nil) shares issued and outstanding as of December 31, 2023 and 2022, respectively	11	11
Additional paid-in capital	2,134,581	3,155,748
Accumulated other comprehensive loss	(65,274)	(83,382)
Accumulated deficit	(812,989)	(1,169,700)
Total stockholders' equity	1,256,329	1,902,677
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$ 5,359,187	$ 5,847,846

AppLovin Corporation / 4Q23 Shareholder Letter

11

AppLovin Corporation

Consolidated Statements of Operations

(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2023	Twelve Months Ended December 31, 2022
Revenue	$ 953,261	$ 702,307	$ 3,283,087	$ 2,817,058
Costs and expenses:				
Cost of revenue	273,607	369,368	1,059,191	1,256,065
Sales and marketing	222,963	200,536	830,718	919,550
Research and development	150,823	118,190	592,386	507,607
General and administrative	36,354	36,639	152,585	181,627
Total costs and expenses	683,747	724,733	2,634,880	2,864,849
Income (loss) from operations	269,514	(22,426)	648,207	(47,791)
Other income (expense):				
Interest expense and loss on settlement of debt	(71,584)	(54,722)	(275,665)	(171,863)
Other Income (expense), net	(19,034)	10,976	8,028	14,477
Total other expense, net	(90,618)	(43,746)	(267,637)	(157,386)
Income (loss) before income taxes	178,896	(66,172)	380,570	(205,177)
Provision for (benefit from) income taxes	6,663	13,340	23,859	(12,230)
Net income (loss)	172,233	(79,512)	356,711	(192,947)
Less: Net loss attributable to noncontrolling interest	—	—	—	(201)
Net income (loss) attributable to AppLovin	$ 172,233	$ (79,512)	$ 356,711	$ (192,746)
Less: Net income attributable to participating securities	714	—	1,769	—
Net income (loss) attributable to common stock—Basic	$ 171,519	$ (79,512)	$ 354,942	$ (192,746)
Net income (loss) attributable to common stock—Diluted	$ 171,540	$ (79,512)	$ 354,993	$ (192,746)
Net income (loss) per share attributable to Class A and Class B common stockholders:				
Basic	$ 0.51	$ (0.21)	$ 1.01	$ (0.52)
Diluted	$ 0.49	$ (0.21)	$ 0.98	$ (0.52)
Weighted average common shares used to compute net income (loss) per share attributable to Class A and Class B common stockholders:				
Basic	337,136,956	371,075,205	351,952,187	371,568,011
Diluted	347,492,545	371,075,205	362,589,246	371,568,011

AppLovin Corporation / 4Q23 Shareholder Letter 12

AppLovin Corporation Consolidated Statements of Cash Flows (in thousands) (unaudited) Years Ended December 31, 2023 2022 Operating Activities Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 356,711 $ (192,947) Adjustments to reconcile net income (loss) to operating activities: Amortization, depreciation and write-offs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 489,008 547,084 Stock-based compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 363,107 191,612 Impairment of investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27,953 — Change in operating right-of-use asset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17,842 17,107 Amortization of debt issuance costs and discount . . . . . . . . . . . . . . . . . . . . . . . . . 9,363 12,678 Impairment and loss in connection with sale of long-lived assets . . . . . . . . . . . . — 127,892 Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,200 1,786 Changes in operating assets and liabilities: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (261,279) (174,829) Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (12,280) (3,725) Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (121,688) (77,343) Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98,574 3,479 Operating lease liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (18,612) (18,898) Accrued and other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92,754 (6,412) Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13,857 (14,711) Net cash provided by operating activities . . . . . . . . . . . . . . . . . . . . . . . . . . 1,061,510 412,773 Investing Activities Acquisitions of businesses and intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (63,899) (1,345,776) Purchase of investments and other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (17,934) (66,342) Purchase of property and equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (4,246) (662) Proceeds from sale of assets and other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8,250 41,312 Net cash used in investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (77,829) (1,371,468) Financing Activities Repurchases of common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,153,593) (338,880) Principal repayments of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (497,994) (25,810) Payments of withholding taxes related to net share settlement . . . . . . . . . . . . . . . . . (246,435) (27,535) Payments of deferred acquisition costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (33,903) (124,184) Payments of licensed asset obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (27,110) (17,374) Principal payments of finance leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (20,170) (24,083) Payments of debt issuance cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (4,655) — Proceeds from debt issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 395,281 — Proceeds from exercise of stock options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20,932 25,487 Proceeds from the issuance of common stock through ESPP . . . . . . . . . . . . . . . . . . . 4,856 5,531 Net cash used in financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,562,791) (526,848) Effect of foreign exchange rate on cash, cash equivalents and restricted cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 778 (4,477) Net decrease in cash, cash equivalents and restricted cash equivalents (578,332) (1,490,020) Cash, cash equivalents and restricted cash equivalents at beginning of the period 1,080,484 2,570,504 Cash, cash equivalents and restricted cash equivalents at end of the period . . . . . . $ 502,152 $ 1,080,484 AppLovin Corporation / 4Q23 Shareholder Letter 13

AppLovin Corporation

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(in thousands)

The following table provides a reconciliation of net cash provided by operating activities to free cash flow for the periods presented:

	Three Months Ended		Twelve Months Ended				
	4Q22	4Q23	2019	2020	2021	2022	2023
Net cash provided by operating activities	163,199	343,988	198,462	222,883	361,851	412,773	1,061,510
Less:							
Purchase of property and equipment	(41)	(244)	(3,358)	(3,241)	(1,390)	(662)	(4,246)
Principal payments on finance leases	(5,984)	(3,979)	(5,663)	(9,708)	(15,271)	(24,083)	(20,170)
Free Cash Flow	$ 157,174	$ 339,765	$ 189,441	$ 209,934	$ 345,190	$ 388,028	$ 1,037,094
Net cash provided by (used in) investing activities	$ 22,286	$ (6,804)	$ (411,554)	$ (679,891)	$(1,214,930)	$(1,371,468)	$ (77,829)
Net cash provided by (used in) financing activities	$ (55,411)	$ (170,524)	$ 333,160	$ 377,855	$ 3,109,546	$ (526,848)	$(1,562,791)

AppLovin Corporation / 4Q23 Shareholder Letter

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AppLovin Corporation

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

The following table provides our Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of Net Income (Loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended				
	4Q22	**1Q23**	**2Q23**	**3Q23**	**4Q23**
Revenue	$702,307	$715,405	$750,165	$864,256	$953,261
Net income (loss)	$(79,512)	$ (4,518)	$80,357	$108,639	$172,233
Net Margin	*(11)%*	*(1)%*	*11%*	*13%*	*18%*
Interest expense and loss on settlement of debt	54,722	74,511	50,987	78,583	71,584
Other income (expense), net	(10,174)	(9,771)	(15,817)	(771)	18,528
Provision for income taxes	13,340	1,165	15,445	586	6,663
Amortization, depreciation and write-offs	129,313	128,208	119,892	121,797	119,111
Impairment and loss in connection with sale of long-lived assets	100,156	—	—	—	—
Non-operating foreign exchange loss (gain)	1,519	(672)	126	(613)	(65)
Stock-based compensation	47,669	82,966	81,253	110,839	88,049
Acquisition-related expense	227	517	247	231	52
Restructuring costs	2,340	1,292	1,024	—	—
Total adjustments	339,112	278,216	253,157	310,652	303,922
Adjusted EBITDA	$259,600	$273,698	$333,514	$419,291	$476,155
Adjusted EBITDA Margin	*37 %*	*38 %*	*44 %*	*49 %*	*50 %*

AppLovin Corporation / 4Q23 Shareholder Letter

15

AppLovin Corporation

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

The following table provides our Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of Net Income (Loss) to Adjusted EBITDA for the periods presented:

	Twelve Months Ended				
	2019	2020	2021	2022	2023
Revenue	$994,104	$1,451,086	$2,793,104	$2,817,058	$3,283,087
Net income (loss)	$119,040	$(125,934)	$ 35,338	$(192,947)	$356,711
Net Margin	*12%*	*(9)%*	*1%*	*(7)%*	*11%*
Interest expense and loss on settlement of debt	73,955	77,873	103,170	171,863	275,665
Other income (expense), net	(5,818)	(6,183)	(7,545)	(18,647)	(7,831)
Provision for (benefit from) income taxes	7,194	(9,772)	10,973	(12,230)	23,859
Amortization, depreciation and write-offs	92,806	254,951	431,063	547,084	489,008
Impairment and loss in connection with sale of long-lived assets	—	—	—	127,892	—
Non-operating foreign exchange loss (gain)	—	1,210	(1,537)	(164)	(1,224)
Stock-based compensation	10,222	62,387	135,468	191,612	363,107
Acquisition-related expense and transaction bonus	3,798	7,850	16,887	21,279	1,047
Publisher bonuses	—	—	3,227	209,635	—
MoPub acquisition transition services	—	—	—	6,999	—
Restructuring costs	—	—	—	10,834	2,316
Change in the fair value of contingent consideration	—	442	(230)	—	—
Lease modification and abandonment of leasehold improvements	—	7,851	—	—	—
Loss on extinguishments of acquisition related contingent consideration	—	74,820	—	—	—
Total adjustments	182,157	471,429	691,476	1,256,157	1,145,947
Adjusted EBITDA	$301,197	$345,495	$726,814	$1,063,210	$1,502,658
Adjusted EBITDA Margin	*30 %*	*24 %*	*26 %*	*38 %*	*46 %*

AppLovin Corporation / 4Q23 Shareholder Letter

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AppLovin Corporation

Segment Information

(in thousands)

The following table provides selected financial data for our reportable segments for the periods indicated:

	4Q22	1Q23	2Q23	3Q23	4Q23
Revenue:					
Software Platform	$ 306,195	$ 354,758	$ 406,063	$ 504,452	$ 576,489
Apps	396,112	360,647	344,102	359,804	376,772
Total Revenue	$ 702,307	$ 715,405	$ 750,165	$ 864,256	$ 953,261
Segment Adjusted EBITDA:					
Software Platform	$ 185,860	$ 218,694	$ 272,886	$ 364,117	$ 420,008
Apps	73,740	55,004	60,628	55,174	56,147
Total Segment Adjusted EBITDA	$ 259,600	$ 273,698	$ 333,514	$ 419,291	$ 476,155
Interest expense and loss on settlement of debt	(54,722)	(74,511)	(50,987)	(78,583)	(71,584)
Other income (expense), net	10,174	9,771	15,817	771	(18,528)
Amortization, depreciation and write-offs	(129,313)	(128,208)	(119,892)	(121,797)	(119,111)
Impairment and loss in connection with sale of long-lived assets	(100,156)	—	—	—	—
Non-operating foreign exchange gain (loss)	(1,519)	672	(126)	613	65
Stock-based compensation	(47,669)	(82,966)	(81,253)	(110,839)	(88,049)
Acquisition-related expense	(227)	(517)	(247)	(231)	(52)
Restructuring costs	(2,340)	(1,292)	(1,024)	—	—
Income (loss) before provision for tax	$ (66,172)	$ (3,353)	$ 95,802	$ 109,225	$ 178,896
Segment Adjusted EBITDA Margin:					
Software Platform	61 %	62 %	67 %	72 %	73 %
Apps	19 %	15 %	18 %	15 %	15 %

AppLovin Corporation / 4Q23 Shareholder Letter

17

AppLovin Corporation

Segment Information

(in thousands)

The following table provides selected financial data for our reportable segments for the periods indicated:

	2019	2020	2021	2022	2023
Revenue:					
Software Platform	$ 198,305	$ 207,285	$ 673,952	$ 1,049,167	$ 1,841,762
Apps	795,799	1,243,801	2,119,152	1,767,891	1,441,325
Total Revenue	$ 994,104	$ 1,451,086	$ 2,793,104	$ 2,817,058	$ 3,283,087
Segment Adjusted EBITDA:					
Software Platform	$ 136,257	$ 121,114	$ 457,302	$ 808,415	$ 1,275,705
Apps	164,940	224,381	269,512	254,795	226,953
Total Segment Adjusted EBITDA	$ 301,197	$ 345,495	$ 726,814	$ 1,063,210	$ 1,502,658
Interest expense and loss on settlement of debt	(73,955)	(77,873)	(103,170)	(171,863)	(275,665)
Other income (expense), net	5,818	6,183	7,545	18,647	7,831
Amortization, depreciation and write-offs	(92,806)	(254,951)	(431,063)	(547,084)	(489,008)
Impairment and loss in connection with sale of long-lived assets	—	—	—	(127,892)	—
Non-operating foreign exchange gain (loss)	—	(1,210)	1,537	164	1,224
Stock-based compensation	(10,222)	(62,387)	(135,468)	(191,612)	(363,107)
Acquisition-related expense	(3,798)	(7,850)	(16,887)	(21,279)	(1,047)
Publisher bonuses	—	—	(3,227)	(209,635)	—
MoPub acquisition transition services	—	—	—	(6,999)	—
Restructuring costs	—	—	—	(10,834)	(2,316)
Change in the fair value of contingent consideration	—	(442)	230	—	—
Lease modification and abandonment of leasehold improvements	—	(7,851)	—	—	—
Loss on extinguishments of acquisition related contingent consideration	—	(74,820)	—	—	—
Income (loss) before provision for tax	$ 126,234	$ (135,706)	$ 46,311	$ (205,177)	$ 380,570
Segment Adjusted EBITDA Margin:					
Software Platform	69 %	58 %	68 %	77 %	69 %
Apps	21 %	18 %	13 %	14 %	16 %

AppLovin Corporation / 4Q23 Shareholder Letter

18